                                                                     EXHIBIT 2.1


                           ASSET PURCHASE AGREEMENT

                                by and between

                                 PHYSIX, INC.,

                                  as Seller,

                                      and

                          DATA CRITICAL CORPORATION,

                                   as Buyer



                           Dated: December 8, 1999

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE I.DEFINITIONS..................................................................................      1
          -----------
    1.1      Defined Terms.............................................................................      1
    1.2      Other Defined Terms.......................................................................      5
    1.3      Knowledge.................................................................................      6
ARTICLE II. PURCHASE AND SALE OF ASSETS................................................................      7
    2.1      Transfer of Assets........................................................................      7
    2.2      Assumption of Liabilities.................................................................      7
    2.3      Excluded Liabilities......................................................................      7
    2.4      Purchase Price; Stock Consideration.......................................................      8
    2.5      Closing Costs; Transfer Taxes and Fees....................................................      8
    2.6      Matters Relating to Buyer Common Stock....................................................      9
ARTICLE III. CLOSING...................................................................................     10
             -------
    3.1      Closing...................................................................................     10
    3.2      Conveyances at Closing....................................................................     10
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER...................................................     12
            ----------------------------------------
    4.1      Organization of Seller....................................................................     12
    4.2      Subsidiaries..............................................................................     12
    4.3      Authorization.............................................................................     12
    4.4      Absence of Certain Changes or Events......................................................     12
    4.5      No Undisclosed Liabilities................................................................     14
    4.6      Assets....................................................................................     14
    4.7      Owned Real Property.......................................................................     14
    4.8      Leased Property...........................................................................     14
    4.9      Material Contracts........................................................................     15
    4.10     Permits...................................................................................     17
    4.11     No Conflict or Violation..................................................................     17
    4.12     Financial Statements......................................................................     18
    4.13     Books and Records.........................................................................     18
    4.14     Litigation................................................................................     18
    4.15     Employees; Labor Matters..................................................................     19
    4.16     Compliance with Law.......................................................................     20
    4.17     No Brokers................................................................................     20
    4.18     No Other Agreements to Sell the Assets....................................................     20
    4.19     Intellectual Property.....................................................................     21
    4.20     Employee Benefit Plans....................................................................     23
    4.21     Transactions with Certain Persons.........................................................     25
    4.22     Tax Matters...............................................................................     25
    4.23     Insurance.................................................................................     26

    4.24     Accounts Receivable............................................................................26
    4.25     Inventory......................................................................................27
    4.26     Payments.......................................................................................27
    4.27     Customers and Suppliers........................................................................27
    4.28     Environmental Matters..........................................................................27
    4.29     Material Misstatements Or Omissions............................................................28
    4.30     Warranties and Indemnities.....................................................................28
    4.31     Fair Consideration; No Fraudulent Conveyance...................................................28
    4.32     FDA Regulation.................................................................................29
    4.33     Disclaimer.....................................................................................29
ARTICLE V...................................................................................................29
    5.1      Organization and Qualification.................................................................29
    5.2      Capitalization.................................................................................29
    5.3      Authorization of Agreement.....................................................................30
    5.4      Approvals......................................................................................30
    5.5      No Violation...................................................................................30
    5.6      Reports........................................................................................31
    5.7      Absence of Certain Changes or Events...........................................................31
    5.8      Absence of Litigation..........................................................................31
ARTICLE VI. COVENANTS OF SELLER AND BUYER...................................................................31
            ------------------------------
    6.1      Further Assurances.............................................................................32
    6.2      No Solicitation................................................................................32
    6.3      Notification of Certain Matters................................................................32
    6.4      Access; Investigation by Buyer.................................................................33
    6.5      Conduct of Business............................................................................33
    6.6      Employee Matters...............................................................................35
    6.7      State Securities Laws..........................................................................36
    6.8      Third Party Consents...........................................................................36
ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS.............................................................36
             ----------------------------------
    7.1      Representations, Warranties and Covenants......................................................36
    7.2      No Actions or Court Orders.....................................................................37
    7.3      Consents; Regulatory Compliance and Approval...................................................37
    7.4      Certificates...................................................................................37
    7.5      Transaction Documents..........................................................................37
    7.6      State Securities Laws..........................................................................37
    7.7      Opinion of Counsel.............................................................................37
    7.8      No Material Adverse Change.....................................................................38
    7.9      Stock Option Agreements........................................................................38
ARTICLE VIII.CONDITIONS TO BUYER'S OBLIGATIONS..............................................................38
    8.1      Representations, Warranties and Covenants......................................................38
    8.2      Consents; Regulatory Compliance and Approval...................................................38
    8.3      No Actions or Court Orders.....................................................................38
    8.4      Opinion of Counsel.............................................................................39

    8.5      Employment Agreements.....................................................................     39
    8.6      No Material Adverse Change................................................................     39
    8.7      Certificates..............................................................................     39
    8.8      Conveyancing Documents; Transaction Documents.............................................     39
    8.9      Release of Liens..........................................................................     39
    8.10     Tax Clearance Certificate.................................................................     39
    8.11     Termination of Benefit Plans..............................................................     39
    8.12     Shareholder Approval......................................................................     40
    8.13     Escrow Agreement..........................................................................     40
    8.14     Bank Credit Agreement Modification........................................................     40
    8.15     Provider Select Contract..................................................................     40
ARTICLE IX. RISK OF LOSS; CONSENTS TO ASSIGNMENT.......................................................     40
            ------------------------------------
    9.1      Risk of Loss..............................................................................     40
    9.2      Consents to Assignment....................................................................     40
ARTICLE X. ACTIONS BY SELLER AND BUYER AFTER THE CLOSING...............................................     41
           ---------------------------------------------
    10.1     Collection of Accounts Receivable and Letters of Credit...................................     41
    10.2     Books and Records; Tax Matters............................................................     41
    10.3     Survival of Representations, Etc..........................................................     42
    10.4     Escrow and Indemnification................................................................     42
    10.5     Maintenance of Insurance..................................................................     44
    10.6     Covenant Not to Compete...................................................................     44
    10.7     Additional Shares of Buyer Common Stock...................................................     45
ARTICLE XI.MISCELLANEOUS...............................................................................     46
           -------------
    11.1     Termination...............................................................................     46
    11.2     Assignment; No Third Party Beneficiaries..................................................     47
    11.3     Notices...................................................................................     47
    11.4     Choice of Law; Venue......................................................................     48
    11.5     Entire Agreement; Amendment and Waiver....................................................     48
    11.6     Counterparts..............................................................................     49
    11.7     Severability..............................................................................     49
    11.8     Headings..................................................................................     49
    11.9     Press Releases and Public Announcements...................................................     49
    11.10    Cumulative Remedies.......................................................................     49
    11.11    Specific Performance; Attorneys' Fees.....................................................     50
    11.12    Construction..............................................................................     50
    11.13    Incorporation of Exhibits and Disclosure Schedule.........................................     50
    11.14    Confidentiality...........................................................................     50

                                   EXHIBITS

A        Form of Bill of Sale

B        Form of Assignment of Contracts and Leases

C        Form of Assumption of Contracts and Leases

D        Form of Assignment of Intellectual Property

E        Form of Assumption Agreement

F        Employment Agreements

G        Form of Escrow Agreement

H        Excluded Assets

I        Form of Registration Rights Agreement

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 8,
                                          ---------
1999, is by and between PHYSIX, INC., a Texas corporation ("Seller"), and DATA
                                                            ------
CRITICAL CORPORATION, a Delaware corporation ("Buyer").  Seller and Buyer are
                                               -----
referred to herein individually as a "Party" and together as the "Parties."
                                      -----                       -------

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, in exchange for shares of common stock, par value $.001 per share, of Buyer (the "Buyer Common Stock"), Seller's right, title and interest in and to
            ------------------
substantially all of Seller's assets upon the terms and subject to the conditions of this Agreement.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms. As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

          "Affiliate" shall have the meaning set forth in the Securities
           ---------
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Assets" shall mean all of Seller's right, title and interest in and
           ------
to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, Seller's business that are owned by Seller or in which Seller has any interest, including, without limitation, all of Seller's right, title and interest in the following (but excluding the Excluded Assets):

               (a) all accounts and notes receivable (whether current or non-current), refunds, deposits, prepayments or prepaid expenses (including, without limitation, any prepaid taxes, rentals or insurance premiums) of Seller;

               (b) all Contract Rights pertaining to Contracts specified as being assumed by Buyer on Schedule 4.9;
                          ------------

               (c)  all rights under Leases and Leasehold Estates;

               (d)  all Fixtures and Equipment and Leasehold Improvements;

               (e)  all Inventory;

               (f)  all Books and Records;

               (g)  all Intellectual Property;

               (h)  all Permits;

               (i)  the name "Physix, Inc." and all variations thereof;

               (j) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists and purchasing records related to Seller's business;

               (k) all insurance policies and all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to Seller's business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

               (l)  all deposits and prepaid expenses of Seller;

               (m) all claims, causes of action, credits, choses in action, rights of recovery and rights of set-off of any kind against any person or entity, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

               (n) all goodwill associated with Seller's business and the Assets, together with the right to represent to third parties that Buyer is the successor to Seller's business; and

               (o) all computer software programs, data and associated licenses used in connection with Seller's business

          "Average Buyer Common Stock Price" shall mean the average of the
           --------------------------------
closing prices per share of shares of Buyer Common Stock on the Nasdaq National Market from the date of this Agreement to the Closing Date.

          "Bank Credit Facility" shall mean that certain Amended and Restated
           --------------------
Loan and Security Agreement, dated as of August 21, 1998, by and between Seller and Imperial Bank, as amended, modified or supplemented from time to time.

          "Books and Records" shall mean (a) all records and lists of Seller
           -----------------
pertaining to the Assets, (b) all records and lists pertaining to Seller's business, customers, suppliers or personnel of Seller, (c) all product, business and marketing plans of Seller and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books and tax returns.

          "Closing Date" shall mean December 17, 1999, or, if all of the
           ------------
conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement have not been satisfied or waived by such date, on such mutually agreed upon later date as soon as practicable after the satisfaction or waiver of all such conditions.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations promulgated thereunder.

          "Contract" shall mean any agreement, contract, note, loan, evidence of
           --------
indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to Seller's business or the Assets, whether oral or written, that is listed on Schedule 4.9.

          "Contract Rights" shall mean all of Seller's rights under the
           ---------------
Contracts.

          "Convertible Notes" shall mean Seller's Convertible Promissory Notes
           -----------------
dated March 9 and June 1, 1999.

          "Court Order" shall mean any judgment, decision, consent decree,
           -----------
injunction, ruling or order of any federal, state or local court or Governmental Entity that is binding on any person or its property under applicable law.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Excluded Assets," notwithstanding any other provision of this
           ---------------
Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

          (a) those assets of Seller set forth on Exhibit H attached hereto;
                                                  ----------

          (b) all cash and cash equivalents held by Seller;

          (c) all Permits, but solely to the extent not transferable to Buyer;
and

          (d) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets solely to the extent related to the Excluded Liabilities.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with Seller's business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

          "Intellectual Property" shall mean the following, including without
           ---------------------
limitation the items listed on Schedule 4.19: (a) all of Seller's patents and patent applications and registered design and registered design applications, registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks, registered copyrights, copyright applications and unregistered copyrights, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, schematics, franchises, know-how, computer software programs or applications, inventions, designs, specifications, plans, drawings and all other tangible or intangible proprietary rights, information and material; (b) all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to Seller's business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to Seller's business; and (c) any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind relating to, used in, or derived from the Assets.

          "Inventory" shall mean all of Seller's inventory held for resale and
           ---------
all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to Seller's business, in each case wherever the same may be located.

          "Leasehold Estates" shall mean all of Seller's rights as lessee or
           -----------------
sublessee under the Leases.

          "Leasehold Improvements" shall mean all leasehold improvements owned
           ----------------------
by Seller and situated in or on any real property subject to a Lease.

          "Leases" shall mean all existing leases and subleases to which Seller
           ------
is a party with respect to the lease of personal or real property, including without limitation those listed on Schedule 4.8.

          "Liabilities" shall mean any direct or indirect liability,
           -----------
indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

          "Material Adverse Effect" or "Material Adverse Change" shall mean with
           -----------------------      -----------------------
respect to any Party any adverse event, condition, change, circumstance or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, business, results of operations, prospects, assets (including intangible assets), Liabilities or operations or results of operations of such Party or which would materially adversely affect the ability of such Party to consummate the transactions contemplated hereby, or any such event or condition which would, with the passage of time, constitute a Material Adverse Effect or Material Adverse Change.

          "Ordinary course of business" or "ordinary course" or any similar
           ---------------------------      ---------------
phrase shall mean the ordinary course of Seller's business and consistent with Seller's past custom and practice.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of Seller's business.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement between Buyer and Seller substantially in the form attached hereto as
Exhibit I.

          "Regulations" shall mean any laws, statutes, ordinances, regulations,
           -----------
rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state, local, municipal or foreign government and any other governmental department or agency, including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

          "September 30 Balance Sheet" shall mean the unaudited balance sheet
           --------------------------
dated September 30, 1999 of Seller, prepared by Seller and delivered to Buyer prior to the date hereof.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other
           ---      -----
similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign Governmental Entity, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

          "Tax Returns" shall mean all reports, returns, declarations,
           -----------
statements or other information required to be supplied to a taxing authority in connection with Taxes.

          "Warrants" shall mean (a) agreements, rights to subscribe (including
           --------
any preemptive rights), options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any common stock or other equity securities of Seller, and (b) outstanding securities of Seller that are convertible into or exchangeable for capital shares or other equity securities of Seller.

     1.2  Other Defined Terms The following terms shall have the meanings
          -------------------
defined for such terms in the sections of this Agreement set forth below:

          Agreement.................................  Preamble
          Assumed Liabilities.......................  Section 2.2
          Assumption Agreement......................  Section 3.2(b)(ii)
          Buyer.....................................  Preamble
          Buyer Common Stock........................  Recitals
          Buyer SEC Documents.......................  Section 2.7(d)(ii)
          Buyer Stock Options.......................  Section 6.6(e)
          By-laws...................................  Section 4.1
          CERCLA....................................  Section 4.28(a)
          Charter...................................  Section 4.1
          Claim.....................................  Section 10.4(b)
          Claim Notice..............................  Section 10.4(b)
          Closing...................................  Section 3.1
          Damages...................................  Section 10.4(a)
          Disclosure Schedule.......................  Article IV
          Employee Benefit Plan.....................  Section 4.20(b)(i)
          Environmental Law.........................  Section 4.28(a)
          ERISA.....................................  Section 4.20(b)(i)
          ERISA Affiliate...........................  Section 4.20(b)(ii)
          Escrow Agent..............................  Section 2.4(b)
          Escrow Agreement..........................  Section 3.2(b)
          Escrow Shares.............................  Section 2.4(a)
          Escrow Fund...............................  Section 10.4(b)
          Escrow Termination Date...................  Section 10.4(a)
          Excluded Liabilities......................  Section 2.3
          Financial Statements......................  Section 4.12
          GAAP......................................  Section 4.12
          Governmental Entity.......................  Section 4.11
          Hazardous Materials.......................  Section 4.28(b)
          Indemnified Parties.......................  Section 10.4(a)
          Millenial Dates...........................  Section 4.19(h)
          Party.....................................  Preamble
          Proposed Acquisition Transaction..........  Section 6.2
          Purchase Price............................  Section 2.4(a)
          Rehired Employees.........................  Section 6.6(a)
          Subordinated Note.........................  Section 2.2(c)
          Third Party Intellectual Property Rights..  Section 4.19(a)
          Transaction Documents.....................  Section 4.3

     1.3  Knowledge. Whenever a representation or warranty of Seller set forth
          ---------
in this Agreement is qualified by "to the best of Seller's knowledge," or a similar phrase, it is intended to refer to those matters which are actually known by the persons listed on Schedule 1.3.
                               ------------

                                  ARTICLE II.
                          PURCHASE AND SALE OF ASSETS

     2.1  Transfer of Assets. Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver (or cause to be sold, assigned, granted, transferred and delivered) to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances.

     2.2  Assumption of Liabilities. Upon the terms and subject to the
          -------------------------
conditions contained herein, at the Closing, Buyer shall assume the following liabilities of Seller (the "Assumed Liabilities"):
                            ------- -----------

          (a) Seller's payment liabilities under the Bank Credit Facility with Imperial Bank up to a maximum of $800,000;

          (b)  the liabilities set forth on Schedule 2.2 to the extent set forth
                                            ------------
thereon; and

          (c) the liabilities and obligations of Seller arising under the Contracts specified in Schedule 4.9 as being assumed by Buyer, other than the liabilities attributable to any failure by Seller to comply with the terms thereof.

     2.3  Excluded Liabilities. Except for those liabilities expressly assumed
          --------------------
by Buyer pursuant to Section 2.2, Buyer shall not assume and shall not be liable for, and Seller shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of Seller, whether known or unknown, accrued or not accrued, fixed or contingent, including without limitation, the following:

          (a) Any liability for breaches by Seller on or prior to the Closing Date of any Contract or any other instrument, contract or purchase order or any liability for payments or amounts due under any Contract or any other instrument, contract or purchase order on or prior to the Closing Date;

          (b) Any liability or obligation for Taxes attributable to or imposed upon Seller, or attributable to or imposed upon the Assets for any period (or portion thereof) through the Closing Date, including, without limitation, any Taxes attributable to or arising from the transactions contemplated by this Agreement;

          (c) Any liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable of Seller, including any such liabilities owed to Seller;

          (d) Any liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission on or prior to the Closing Date by or on behalf of Seller, including, without limitation, any liability for infringement of intellectual property rights, breach of product warranty, injury or death caused by products, violations of federal or state securities or other laws or liability for lawsuits by employees or former employees of Seller;

          (e) Any liability or obligation arising on or prior to the Closing Date out of any "employee benefit plan," as such term is defined by the Employee Retirement Income Security Act of 1974 ("ERISA") or other employee benefit
                                         -----
plans;

          (f) Any liability or obligation for making payments of any kind (including but not limited to as a result of the sale of Purchased Assets or as a result of the termination of employment by Seller of employees, or other claims arising out of the terms and conditions, under written contract or otherwise, of employment with Seller, or for vacation or severance pay or otherwise) to employees of Seller or in respect of payroll taxes for employees of Seller;

          (g) Any liability of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby;

          (h) Any liability of Seller arising out of the violation of or failure to comply with any Environmental Regulations (as hereinafter defined) applicable to any aspect of Seller's business; and

          (i) Any costs or expenses of Seller incurred in connection with shutting down, deinstalling and removing equipment not purchased by Buyer, and the costs associated with all contracts and agreements not assumed by Buyer.

     2.4  Purchase Price; Stock Consideration.
          -----------------------------------

               (a) The purchase price (the "Purchase Price") for the Assets purchased pursuant to this Agreement shall be payable at the Closing in full and shall consist of the following: (i) that number of shares (the "Escrow Shares") of Buyer Common Stock as determined pursuant to Section 2.4(b) of this Agreement and (ii) forgiveness by Buyer of all amounts owing by Seller to Buyer under outstanding promissory notes from Seller to Buyer dated November 26, 1999 and December, 1999.

               (b) The aggregate number of Escrow Shares deliverable to an escrow agent to be selected by mutual agreement of the parties (the "Escrow Agent") at the Closing in partial payment of the Purchase Price shall equal 200,000 shares, except as such amount may be increased pursuant to Section 10.7, unless the Average Buyer Common Stock Price is greater than $22.50 per share, in which case the aggregate number of shares deliverable under Section 2.4(a) above shall be equal to (i) $4,500,000 divided by (ii) the Average Buyer Common Stock Price, except as such amount may be increased pursuant to Section 10.7.

               (c) For federal income tax purposes, the parties anticipate that this transaction will be treated as a reorganization within the meaning of
Section 368(a)(1)(C) of the Code.

     2.5 Closing Costs; Transfer Taxes and Fees. Seller shall be responsible for
         --------------------------------------
any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a) of this Agreement. Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

     2.6  Matters Relating to Buyer Common Stock.
          ---------------------------------------

               (a) Seller is aware that (i) the shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement will not be registered and will not be issued pursuant to a registration statement under the Securities Act but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and in Regulation D, Rule 506 under the Securities Act and (ii) the issuance of such shares of Buyer Common Stock has not been approved or reviewed by the Securities and Exchange Commission or by any other Governmental Entity.

               (b) Seller acknowledges and agrees that, because the shares of Buyer Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Act, such shares can not be resold unless they are registered under the Securities Act or unless an exemption from registration is available. Seller further acknowledges and agrees that (i) Buyer is under no obligation to file a registration statement with respect to such shares of Buyer Common Stock to be issued pursuant to this Agreement, and (ii) the provisions of Rule 144 under the Securities Act will permit resale of shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement only under limited circumstances and that such shares must be held by the Affiliate for at least one (1) year before they can be freely sold pursuant to Rule 144 under the Securities Act unless such are registered pursuant to a registration statement under the Securities Act.

               (c) Seller represents and warrants that (i) the shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement are being acquired by Seller for investment and for its own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof;
(ii) Seller has requested and received, reviewed and considered all the information Seller considers necessary to enable it to make an informed decision to invest in shares of Buyer Common Stock, including Buyer's Form S-1 Registration Statement No. 333-78059 effective November 9, 1999, and other publicly-available filings with the SEC (the "Buyer SEC Documents"); (iii)
                                              -------------------
Seller's Affiliates, Representatives and advisors have been given the opportunity (A) to ask questions of, and to receive answers from, Representatives of Buyer concerning the terms and conditions of the contemplated issuance of shares of Buyer Common Stock to Seller, and the business, properties, prospects and financial condition of Buyer and (B) to obtain any additional information (to the extent Buyer possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the Buyer SEC Documents; (iv) Seller is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions similar to that involved in Seller's contemplated investment in shares of Buyer Common Stock to be issued pursuant to this Agreement; (v) Seller understands and has fully considered the risks of acquiring and owning shares of Buyer Common Stock and further understands that (A) an investment in shares of Buyer Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing the entire investment, and (B) there are substantial restrictions on the transferability of the shares of Buyer Common Stock to be issued pursuant to this Agreement and, accordingly, it may not be possible for Seller to liquidate its investment in such shares (in whole or in part) in the case of emergency; and (vi) Seller is able to hold shares of Buyer Common Stock for a substantial period of time and to afford a complete loss of the its investment in such shares.

               (d) Seller understands that stop transfer instructions will be given to Buyer's transfer agent with respect to the shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement, and that there will be placed on the certificate or certificates representing such shares the following legend (together with any other legend or legends required by applicable state securities or "blue sky" laws or otherwise):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER SUCH ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon delivery to Buyer of a legal opinion by counsel to the holder of such certificate, reasonably satisfactory in form and substance to Buyer, stating that the shares of Buyer Common Stock represented by such certificate may be offered, sold and delivered in the United States without restrictions under the United States securities laws, such certificate shall be reissued without the foregoing legend.

                                 ARTICLE III.

                                    CLOSING
                                    -------

     3.1  Closing. The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Venture Law Group,
                -------
4750 Carillon Point, Kirkland, WA 98033, commencing at 10:00 a.m. local time on the Closing Date.

     3.2  Conveyances at Closing.
          -----------------------

               (a)  Seller's Deliveries. To effect the sale and transfer of
                    -------------------
Assets referred to in Section 2.1 of this Agreement, upon the terms and subject to the conditions contained herein, at the Closing Seller shall duly execute and deliver to Buyer:

                    (i) one or more bills of sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of Seller's owned personal property
   ---------
included in the Assets;

                    (ii) subject to Section 9.2 of this Agreement, an Assignment of Contracts and Leases in the form attached hereto as Exhibit B with respect to
                                                       ---------
Contracts, including Contract Rights, and Leases;

                    (iii) an Assignment of Intellectual Property in the form attached hereto as Exhibit D, in recordable form to the extent necessary to
                   ---------
assign such rights;

                    (iv) the various certificates, instruments, opinions of counsel and other documents referred to in Article VIII hereof;

                    (v) reasonable evidence of valid title to such of the Assets as Buyer may request in writing prior to the Closing, in form and substance reasonably satisfactory to Buyer; and

                    (vi) such other instruments as shall be requested by Buyer necessary to vest in Buyer title in and to the Assets in accordance with the provisions of this Agreement.

               (b)  Buyer's Deliveries to Escrow Agent. Upon the terms and
                    ----------------------------------
subject to the conditions contained herein, at the Closing Buyer shall duly execute and deliver to the Escrow Agent certificates for the shares of Buyer Common Stock issuable as payment of a portion of the Purchase Price in accordance with Section 2.4 of this Agreement, which shares shall be subject to the provisions of the Escrow Agreement attached as Exhibit G to this Agreement
                                                   --------
(the "Escrow Agreement"):

               (c)  Buyer's Deliveries to Seller. Upon the terms and subject to
                    ----------------------------
the conditions contained herein, at the Closing Buyer shall duly execute and deliver to Seller:

                    (i) an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing Buyer's assumption, pursuant to Section
                   ---------
2.2 of this Agreement, of the Assumed Liabilities (the "Assumption Agreement");
                                                        --------------------
                    (ii) executed counterparts to the Assignment of Contracts and Leases and the Assignment of Intellectual Property; and

                    (iii) the various certificates, instruments and other documents referred to in Article VII hereof.

               (d)  Form of Instruments. To the extent that a form of any
                    -------------------
document to be delivered hereunder is not attached as an exhibit to this Agreement, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

               (e)  Consents. Subject to Section 9.2 of this Agreement, Seller
                    --------
shall deliver all Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer that, except as otherwise set forth in the Disclosure Schedule (the "Disclosure Schedule") delivered by
                                           -------------------
Seller to Buyer as of the date hereof (which shall list any exceptions by specific reference to the applicable section and subsection of this Article IV), the representations and warranties set forth in this Article IV are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1  Organization of Seller. Seller is a corporation duly organized,
          ----------------------
validly existing and in corporate good standing under the laws of the State of Texas. Seller is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Seller. Seller has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Seller has furnished to Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof (hereinafter "Charter" and
                                                          -------
"By-laws," respectively). Seller is not in default under or in violation of any
 -------
provision of its Charter or By-laws, each as amended to date.

     4.2  Subsidiaries. Seller does not have any direct or indirect subsidiaries
          ------------
or any other equity interest in any other firm, corporation, partnership, joint venture, association or other business organization.

     4.3  Authorization. Seller has all requisite corporate power and authority
          -------------
to execute and deliver this Agreement and the other documents, agreements, certificates and other instruments to be executed, delivered and performed in connection with the transactions contemplated by this Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively the "Transaction
                                                                   -----------
Documents") to which it is a party and to perform its obligations hereunder and
---------
thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents to which Seller is a party and the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. Each of this Agreement and the other Transaction Documents has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4  Absence of Certain Changes or Events. Except as disclosed on
          ------------------------------------
Schedule 4.4, since September 30, 1999, Seller has conducted its business in the
------------
ordinary course, including, without limitation, so as to preserve intact Seller's business, to keep available to Buyer the services of

Seller's employees and to preserve the goodwill of Seller's customers and others having business relations with Seller, and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in any Material Adverse Effect (as defined) on Seller: Since September 30, 1999, Seller:

          (a) has not created, incurred or assumed (i) any borrowings under capital leases, or (ii) any obligation which in any material way affect Seller's business, the Assets or Buyer's ability to conduct Seller's business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) has not changed in any manner the compensation of, or agreed to provide additional benefits to, or enter into any employment agreement with, any employee;

          (c) has maintained insurance coverage in amounts adequate to cover the reasonably anticipated risks of the business conducted with the Assets;

          (d) has not acquired or agreed to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Seller's business.

          (e) has not sold, disposed of or encumbered any of the Assets or licensed any Assets to any third party except for the sale of Inventory in the normal course of business consistent with past practice;

          (f) has not engaged in any special promotion which promotes the sale of Inventory with highly discounted terms;

          (g) has not entered into any agreements or commitments relating to the business conducted with the Assets, except on commercially reasonable terms in the ordinary course of business;

          (h) has complied in all material respects with all laws and regulations applicable to Seller's business;

          (i) has not entered into any agreement with any third party for the distribution of any of the Assets;

          (j) has not changed or announced any change to the products or services sold by Seller's business except with Buyer's written consent or at Buyer's request;

          (k) has not violated, amended or otherwise change in any way the terms of any of the Contracts;

          (l) has not commenced a lawsuit related to or involving the Assets other than for the routine collection of bills;

          (m) has not assigned, sold or otherwise conveyed to any third party, any of its accounts receivable prior to the Closing Date; or

          (n)  made any agreement to do any of the foregoing.

     4.5  No Undisclosed Liabilities. Except as disclosed on Schedule 4.5,
          --------------------------                         ------------
Seller has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for: (a) liabilities accrued or reserved against on the September 30 Balance Sheet; (b) liabilities which have arisen since September 30, 1999, in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period; (c) liabilities incurred in the ordinary course of business which are consistent with past practice and are not required by GAAP to be reflected on a balance sheet; and (d) liabilities which individually or in the aggregate would not result in a Material Adverse Effect on Seller.

     4.6  Assets. Seller has and will transfer good and marketable title,
          ------
license to or leasehold interest in the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title, license to or leasehold interest in to all of the Assets, free and clear of any Encumbrances. The Assets include without limitation all assets necessary for the conduct of Seller's business as presently conducted and as presently proposed to be conducted. Schedule 4.6 contains accurate lists and summary descriptions of
              ------------
all tangible Assets where the value of an individual item or an aggregate of similar items exceeds $25,000. Except for Imperial Bank's security interest pursuant to the Bank Credit Facility and as otherwise described on
Schedule 4.8(a), none of the Assets that constitute tangible personal property
---------------
are held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation. Except as provided in this Agreement, no restrictions will exist on Buyer's right to sell, resell, license or sublicense any of the Assets or engage in Seller's business, nor will any such restrictions be imposed on Buyer as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

     4.7  Owned Real Property. Seller does not own any real property.
          -------------------

     4.8  Leased Property.
          ---------------

               (a)  Schedule 4.8(a) lists all Leases.  Seller has delivered to
                    ---------------
Buyer correct and complete copies of such Leases (as amended to date). With respect to each Lease:

                    (i) such Leases are legal, valid, binding, enforceable and in full force and effect with respect to Seller and, to Seller's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing, in each case except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

                    (ii) Seller and, to Seller's knowledge, no other party to any Lease is in breach or default thereunder and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iii) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

                    (iv) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or imposed or granted any Encumbrance on any interest in the Leasehold Estate;

                    (v) Seller enjoys peaceful and undisturbed possession of all the property subject to such Lease, subject to the rights of the fee owners; and

                    (vi) No violation of any law, regulation or ordinance, including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to Seller's business or any Asset currently exists or has existed at any time except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller's business or the Assets. There are no developments affecting any of the Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value of such Assets, materially interfere with any present or intended use of any such Assets or have a Material Adverse Effect on the marketability of the Assets.

               (b) The Leasehold Improvements and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller are (i) insured to the extent and in a manner customary in Seller's industry, (ii) structurally sound with no material defects known to Seller, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for routine maintenance and repair in the ordinary course, the cost of which would not be material, and (v) in conformity in all material respects with all applicable Regulations and Court Orders.

     4.9  Material Contracts.
          ------------------

               (a)  Schedule 4.9(a) sets forth a complete and accurate list of
                    ---------------
the all Contracts that are material to Seller's business, including without limitation the following:

                    (i) Contracts involving more than $10,000 over the term of the Contract, not entered into in the ordinary course of business or that cannot be canceled without penalty or further payment of less than $10,000;

                    (ii) Contracts for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services: (i) which call for performance by Seller over a period of more than one year (excluding end users' contracts);

(ii) which involve more than the sum of $10,000; or (iii) in which Seller has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                    (iii) Contracts relating to (A) the establishment of a partnership or joint venture, (B) distribution, franchise, license, technical assistance, support service, maintenance, sales, commission, consulting, agency or advertising in connection with the Assets or Seller's business, including any commitment by Seller to any third party with respect to any of the foregoing for more than one year from the date of this Agreement, (C) options with respect to any property, real or personal, whether Seller shall be the grantor or grantee thereunder, (D) commission arrangements with third parties, and (E) confidentiality or non-competition or any other agreement limiting the freedom of Seller or any officer, director, shareholder or Affiliate of Seller, to engage in any line of business or compete with any person other than Seller (including a list of all parties to such agreements);

                    (iv) Employment contracts and severance agreements, including, without limitation, Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (v) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, pursuant to which Seller has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Liabilities (including capitalized lease obligations) involving more than $25,000 or under which it has granted or imposed (or may grant or impose) an Encumbrance on any of its assets, tangible or intangible; and

                    (vi) any other material contract or agreement, as such terms are defined in Regulation S-K promulgated under the Securities Act, to which Seller is a party and any other Contract under which the consequences of a breach, default or termination could have a Material Adverse Effect on Seller.

               (b) Seller has delivered to Buyer a correct and complete copy of each Contract (as amended to date) listed in Schedule 4.9(a). With respect to
                                             ---------------
each Contract so listed: (i) the Contract is legal, valid, binding and enforceable and in full force and effect with respect to Seller and, to Seller's knowledge, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto, in each case except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and does not require the consent of any party to the transactions contemplated hereby except as disclosed on Schedule 4.9(b); and
                                                            ---------------
(iii) Seller is not in breach or default, to Seller's knowledge, no other party thereto is in breach or default, and, to Seller's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. Seller is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed on
Schedule 4.9(a). There are no outstanding powers of attorney executed on behalf
---------------
of Seller.

               (c) Each of the products and services produced, sold or provided by Seller in connection with Seller's business is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service. There is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use. Seller has committed no act, and there has been no omission, which may result in, and to Seller's knowledge there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

     4.10 Permits. Schedule 4.10 sets forth a complete list of all Permits used
          -------  -------------
in the operation of Seller's business or otherwise issued to or held by Seller. Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Such listed Permits are the only Permits that are required for Seller to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on Seller. Each such Permit is in full force and effect (and will continue in full force and effect following the Closing) and Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of Seller or any Affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller owns, possesses or uses.

     4.11 No Conflict or Violation. Subject to compliance with the applicable
          ------------------------
requirements of the Securities Act and any applicable state securities laws, neither the execution and delivery of this Agreement and the other Transaction Documents by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will: (a) conflict with or violate any provision of the Charter or By-laws of Seller; (b) require on the part of Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); (c) conflict with, result in a breach of, constitute
 -------------------
(with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contract, Lease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Assets is subject; (d) result in the imposition of any Encumbrance upon any of the Assets; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Assets. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity (except as disclosed in Schedule 4.9(b) and except for approval by Seller's Shareholders), is
   ---------------
required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. No "bulk sales" legislation applies to the transactions contemplated by this Agreement.

     4.12 Financial Statements. Seller has delivered to Buyer (a) the audited
          --------------------
balance sheets and statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1997 and December 31, 1998 and the reviewed report for the six months ended June 30, 1999, and (b) the September 30 Balance Sheet and the unaudited statement of operations and statement of cash flows as of and for the nine months ended September 30, 1999. Such financial statements (collectively, the "Financial Statements") have been prepared in
                               --------------------
accordance with United States generally accepted accounting principles ("GAAP")
                                                                         ----
applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, Liabilities, results of operations and cash flows of Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Seller, provided, however, that the Financial Statements referred to in clause (b) above are subject to normal and recurring year-end adjustments (which will not in the aggregate be material) and do not include footnotes.

     4.13 Books and Records. Seller has made and kept in accordance with good
          -----------------
business and bookkeeping practices (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Seller. The minute books and similar records of Seller accurately and adequately reflect all material actions taken by the shareholders, board of directors and committees of the board of directors of Seller at any meetings thereof, and of all written consents executed in lieu of a meeting, through the date of this Agreement.

     4.14 Litigation. Except as set forth on Schedule 4.14, there is no Action
          ----------                         -------------
pending, threatened or anticipated (a) against, related to or affecting (i) Seller, its business or the Assets (including with respect to Environmental
Laws), (ii) any officers or directors of Seller as such, or (iii) any shareholder of Seller in such shareholder's capacity as a shareholder of Seller;
(b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement; (c) that involve the risk of criminal liability; or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Schedule 4.14 identifies any agreement or other document or instrument
        -------------
settling any claim, complaint, action, suit or other proceeding, or a threat of any such claim, complaint, action, suit or other proceeding, against Seller. Seller is not in default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, its business or the Assets. Other than as set forth in Schedule 4.14, none of the Actions set forth on Schedule 4.14, if
             -------------                                   -------------
determined adversely to Seller, would reasonably be expected to have a Material Adverse Effect on Seller.

     4.15 Employees; Labor Matters.
          ------------------------

               (a) Seller has provided to Buyer a written list of all employees of Seller (including full-time, part-time, and employees on any form of disability leave or other leave of absence with statutory or contractual rights to reemployment), along with the position, the current rate of compensation of each such person on an annual basis and share option positions, if any. Except as set forth in Schedule 4.15(a) or as provided by law, the employment of all
                ----------------
persons presently employed or retained by Seller is terminable at will. Each such employee has entered into a confidentiality/non-competition/assignment of inventions agreement with Seller, which has previously been delivered (or copies thereof having been made available) to Buyer. Except for these confidentiality/non-competition/assignment of inventions agreements and the agreements described in Schedule 4.15(a), there are no written or oral contracts
                        ----------------
of employment between Seller and any of its employees. Neither the execution nor the delivery of this Agreement, nor the carrying on of Seller's business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for Seller to utilize in Seller's business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Seller, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To Seller's knowledge, none of Seller's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Assets, and Seller will not gain access to or make use of any such proprietary items in Seller's business, except to the extent that any such activities would not have a Material Adverse Effect on the Assets or Seller's business. No key employee or group of employees has informed Seller of any plans to terminate employment with Seller within the next six (6) months, except for those employees identified on
Schedule 4.15(a). Seller is in compliance in all material respects with all
----------------
currently applicable laws and regulations respecting wages, hours, occupational safety, health and employment practices, and discrimination in employment terms and conditions. There are no pending claims against Seller under any workers compensation plan or policy. There are no proceedings pending or, to the knowledge of Seller, threatened, between Seller and its employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on Seller. In addition, Seller has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation and benefits that such employee has earned or otherwise become entitled to receive up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreements with Seller.

               (b) Seller is not a party to or bound by any labor agreement or collective bargaining agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller nor is any grievance or claim of unfair labor practices currently being asserted, and Seller has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Seller is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.
Schedule 4.15(b) sets forth the names and current annual salary rates (or
----------------
current hourly wages) of all present employees of Seller whose annual compensation exceeds $20,000.

     4.16 Compliance with Law. Seller and the conduct and operations of its
          -------------------
business have not violated and are in compliance with all Regulations and Court Orders which (a) affect or relate to this Agreement or the transactions contemplated hereby or (b) is applicable to Seller or its business or the Assets, except for any violation of or default which would not reasonably be expected to have a Material Adverse Effect on Seller. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and Seller is not aware of any existing circumstances which are likely to result in a violation of any of the foregoing which failure or violation would reasonably be expected to have a Material Adverse Effect on Seller. There is no agreement, judgment, injunction, order or decree binding upon Seller which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Seller as currently contemplated by Seller, any acquisition of property of Seller or the conduct of Seller's business as currently conducted or as proposed to be conducted.

     4.17 No Brokers. Neither Seller nor its officers, directors, employees,
          ----------
shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Agreement, except as disclosed on Schedule 4.17.
                                                       -------------

     4.18 No Other Agreements to Sell the Assets. Neither Seller nor its
          --------------------------------------
officers, directors, shareholders or Affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of any capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.19 Intellectual Property.
          ---------------------

               (a)  Schedule 4.19(a) lists (i) all Intellectual Property owned
                    ----------------
by Seller or used in its business, and the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance or registration has been filed; (ii) all written licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any person is licensed under any Intellectual Property rights of Seller, except such licenses, sublicenses or other agreements with end-users that grant non-exclusive rights to use a product of Seller in accordance with Seller's unmodified standard form of end-user license agreement; (iii) all written licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is licensed under any third party Intellectual Property, including software ("Third Party Intellectual Property Rights") which
                               ----------------------------------------
are necessary for the business of Seller or which are required to allow Seller to sell or market any existing product or provide any existing service of Seller, excluding packaged commercially available licensed software programs sold to the public; and (iv) all written agreements or other arrangements under which Seller has provided or agreed to provide source code of any product of Seller to any third party. Seller has made available to Buyer correct and complete copies of all such Intellectual Property and other documents set forth on Schedule 4.19(a) (as amended to date). Seller is not a party to any oral
   ----------------
license, sublicense or agreement which, if reduced to written form, would be required to be listed Schedule 4.19(a) pursuant to the terms of this
                      ----------------
Section 4.19(a). Seller owns, or has a license thereto from the owner to use, all Intellectual Property necessary, to Seller's knowledge, to conduct its business as currently conducted or presently proposed to be conducted.

               (b) With respect to each item of Intellectual Property that Seller owns: (i) subject to such rights as have been granted by Seller under license agreements entered into by Seller (copies of which previously have been delivered to Buyer), Seller possesses all right, title and interest in and to such item (free and clear of any liens or encumbrances) and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) except as described in Section 4.19(b) and
                                                           ---------------
(ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction.

               (c) With respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to Seller, and to Seller's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought; (ii) Seller is not in material breach or default under, and to Seller's knowledge, no other party is in material breach or default under, any such license or other agreement and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which Seller is a party or has been specifically named, nor to Seller's knowledge subject to any other outstanding judgment, order, decree, stipulation, or injunction; and (iv) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

               (d) Seller (i) has not been served in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party (ii) has not received any notice alleging any such claim of infringement or misappropriation and (iii) is not aware of any basis for any such claim. Seller has previously delivered to Buyer correct and complete copies of all such suits, actions or proceedings or written notices to the extent Seller is not prohibited from disclosing the same under applicable court orders. The manufacturing, marketing, licensing or sale of the products or service offerings of Seller do not currently infringe, and have not within the past five years infringed, any Intellectual Property right of any third party; and the Intellectual Property rights of Seller are not being infringed by activities, products or services of any third party.

               (e) The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will neither cause Seller to be in violation or default under any license, sublicense or agreement, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way Seller's ability to conduct its business or use or provide the use of the Intellectual Property or Third Party Intellectual Property Rights.

               (f) Seller has taken reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Intellectual Property. All officers, employees and consultants of Seller who have access to proprietary information or Intellectual Property have executed and delivered to Seller an agreement regarding the protection of proprietary information and the assignment to Seller of all Intellectual Property arising from the services performed for Seller by such persons. No current or prior officers, employees or consultants of Seller have made any written claim to any ownership interest in any Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to Seller, or otherwise. Except as set forth in Schedule 4.19(f), to
                                                           ----------------
Seller's knowledge all of the Intellectual Property has been developed by employees of Seller within the scope of their employment.

               (g) Seller has the right, title and interest in and to all software development tools, used by it in the development of any of the computer software included in the Intellectual Property, excluding packaged commercially available licensed software programs, operating systems and development tools sold or made available to the public.

               (h) As of the date hereof, there are no defects in Seller's commercially available software products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, technical documentation, drawings, flow charts, diagrams, source language statements, and demo disks related to, associated with or used or produced in the development of Seller's commercially available software products, which defects or errors would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the value of such software products or make them unsuitable for their intended purpose. Seller's commercially available products operate as represented in the specifications, manuals, user guides, promotional materials and demo disks for such products, except where the failure to so operate would not have a Material Adverse Effect on the value of such products or make them unsuitable for their intended purpose. For all products sold by Seller since its inception, the occurrence in or use by the commercially available products of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the
           ----------------
software with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and the software will create, sort and generate output data related to or including Millennial Dates without errors or omissions, provided, however, in each case, each software or hardware product used in conjunction with the computer software products are also able to create, generate, sort, output and otherwise process Millennial Dates.


               (i) No government funding or university or college facilities were used in the development of Seller's commercially available products and the software was not developed pursuant to any contract or other agreement with any person or entity.

     4.20  Employee Benefit Plans.
           ----------------------

               (a)  Schedule 4.20(a) contains a complete and accurate list of
                    ----------------
all Employee Benefit Plans maintained, or contributed to, by Seller, or any ERISA Affiliate. Complete and accurate copies of: (i) all Employee Benefit Plans which have been reduced to writing; (ii) written summaries of all unwritten Employee Benefit Plans; (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) the most recent determination letter issued by the Internal Revenue Service with respect to each Employee Benefit Plan which is a pension plan (as defined in Section 3(2) of ERISA), have been made available to Buyer. Each Employee Benefit Plan has been administered in accordance with its terms and each of Seller and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto within the timeframes required by applicable law and the terms of such Employee Benefit Plans. All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports and summary plan descriptions) have been timely filed and distributed appropriately with respect to each Employee Benefit Plan. The applicable requirements of COBRA (or any applicable state law providing for similar continuation rights) have been met with respect to each such Employee Benefit plan with is an employee welfare benefit plan (as defined in Section 3(1) of ERISA). Seller and all Employee Benefit Plans are in compliance in form and operation with the currently applicable provisions of ERISA, the Code and the regulations thereunder, except for any such failures that are not reasonably expected to result in a Material Adverse Effect.

               (b)  For purposes of this Agreement:

                    (i)  "Employee Benefit Plan" means any "employee pension
                          ---------------------
benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                    (ii)  "ERISA Affiliate" means any entity which is a member
                           ---------------
of: (A) a controlled group of corporations (as defined in Section 414(b) of the Code); (B) a group of trades or businesses under common control (as defined in
Section 414(c) of the Code); or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the
Code), any of which includes Seller.

               (c) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability to Seller.

               (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified as of the date hereof and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination letter has been revoked and revocation has not been threatened, and no fact exists which could adversely affect the qualified status of any such plan.

               (e) Neither Seller nor any ERISA Affiliate has ever maintained or been obligated to contribute to an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. Neither Seller nor any plan fiduciary of any Employee Benefit Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA and with respect to each Employee Benefit Plan there has been no "prohibited transaction" as defined in Section 4975(c)(1) of the Code. Seller has never been assessed any civil penalty under Section 502(l) of ERISA.

               (f) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (g)  Schedule 4.20(g) discloses each: (i) agreement with any
                    ----------------
director, executive officer or other key employee of Seller (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Seller of the nature of any of the transactions contemplated by this Agreement; (B) providing any term of employment or compensation guarantee; or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Seller that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding Seller, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.21  Transactions with Certain Persons. Except as reflected in Schedule
           ---------------------------------                         --------
4.21, no Affiliate of Seller is, or within the past five (5) years has been, a
----
party to any transaction with Seller relating to Seller's business, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of Seller) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner. No Affiliate of Seller owns any property or right, tangible or intangible, which is used in Seller's business, has any claim or cause of action against Seller; or owes any money to Seller.

     4.22  Tax Matters.
           -----------

                    (a) Seller has timely filed with the appropriate taxing authorities all Tax Returns (including, without limitation, information returns and other material information) required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date. The Tax Returns and other information filed were complete and accurate in all respects. Except as specified in Schedule 4.22(a), neither
                                                 ---------------
Seller, nor any group of which Seller now or was a member, has requested any extension of time within which to file Tax Returns (including, without limitation, information returns) in respect of any Taxes. Seller has delivered to Buyer complete and accurate copies of Seller's federal, state and local Tax Returns filed, examination reports and statements of deficiencies assessed against or agreed to by Seller since December 31, 1995 (or since inception, if later).

                    (b) All Taxes in respect of periods beginning before the Closing Date have been timely paid prior to the Closing, or will be timely paid by Seller, or an adequate reserve has been established therefor set forth on the September 30 Balance Sheet and Seller does not have any Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes attributable to the period January 1, 1999 through the Closing Date are attributable to the conduct by Seller of its operations in the ordinary course of business. Seller has no actual or, to its knowledge, potential liability for any Tax obligation of any taxpayer other than Seller.

                    (c)  Except as set forth in Schedule 4.22(c), the federal
                                                ---------------
income Tax Returns of Seller have been filed with the Internal Revenue Service for all periods to and including those set forth in the Disclosure Schedule, and except to the extent shown therein, no material deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other Governmental Entity against Seller. Except as set forth in Schedule 4.22(c), there are no pending,
                                       ---------------
or, to the best of Seller's knowledge, threatened or contemplated, examinations or audits of any Tax Returns of Seller, and there are no matters under discussion with any Governmental Entity with respect to Taxes that in the reasonable judgment of Seller, or its counsel, is likely to result in a material additional Liability for Taxes. Seller has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a tax assessment or deficiency. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

                    (d) None of the Assets (i) is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, or (iii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

                    (e) Seller (i) is not a person other than a United States person within the meaning of the Code, (ii) is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), and (iii) is not a party to any Tax allocation or sharing agreements.

                    (f) All Taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which Seller is maintaining reserves adequate for their payment. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code.

                    (g) No agreement or arrangement regarding compensation of any employee providing services to Seller's business provides for any payments which could result in a nondeductible expense to the Buyer pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code.

     4.23  Insurance. Schedule 4.23 lists each insurance policy (including fire,
           ---------  -------------
theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Seller is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 4.23
                                                              -------------
lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing. Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and Seller has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Seller has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Seller is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     4.24  Accounts Receivable. The accounts receivable set forth on the
           -------------------
September 30 Balance Sheet, and all accounts receivable arising since September 30, 1999, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the September 30 Balance Sheet and, in the case of accounts receivable arising since September 30, 1999, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the September 30 Balance Sheet.

     4.25  Inventory. The Inventory as set forth on the September 30 Balance
           ---------
Sheet or arising since September 30, 1999 was acquired and has been maintained in accordance with the regular business practices of Seller, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at reasonable amounts based on the normal valuation policy of Seller at prices equal to the lower of cost or market value on a first-in-first-out basis. None of such Inventory is obsolete, unusable, slow-moving, damaged or unsaleable in the ordinary course of business, except for such items of Inventory which have been written down to realizable market value, or for which adequate reserves have been provided, in the September 30 Balance Sheet.

     4.26  Payments. Neither Seller nor, to Seller's knowledge, any director,
           --------
officer, agent, or employee of Seller or any other person or entity associated with or acting for or on behalf of Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services: (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured;
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any of its Affiliates; or (iv) in violation of any Regulation, or (b) established or maintained any fund or asset that has not been recorded in the Books and Records.

     4.27  Customers and Suppliers. Schedule 4.27 sets forth all customers of
           -----------------------  -------------
Seller which individually accounted for more than ten percent (10%) of Seller's gross revenues during the twelve (12) month period preceding the date hereof. As of the date hereof, except as set forth on Schedule 4.27, no customer or
                                           -------------
supplier of Seller has canceled or otherwise terminated, or indicated either orally or in writing to Seller that it will cancel or otherwise terminate, its relationship with Seller or decrease materially its services or supplies to Seller or its purchase or usage of Seller's services or products, as the case may be.

     4.28  Environmental Matters.
           ---------------------

                    (a) Seller is, and at all times has been, in compliance with all applicable Environmental Laws. There is no pending or, to Seller's knowledge, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or, to the knowledge of Seller, any investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Seller. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or
 -----------------
regulation relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to:
(i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or toxic or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants or contaminants; (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous substances or oil or petroleum products or toxic or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").
  ------

               (b) Seller has not released any Hazardous Materials into the environment at any parcel of real property or any facility during the time when such real property or facility was leased, operated or controlled by Seller. Seller is not aware of any other releases of Hazardous Materials that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Seller. For purposes of this Agreement, "Hazardous Materials" means any pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

               (c) Seller is not aware of any environmental reports, investigations and audits relating to premises currently or previously leased or operated by Seller (whether conducted by or on behalf of Seller or a third party, and whether done at the initiative of Seller or directed by a Governmental Entity or other third party) being issued or conducted during the past five (5) years.

     4.29  Material Misstatements Or Omissions. No representations or warranties
           -----------------------------------
of Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Seller has disclosed all events, conditions and facts materially affecting its business, prospects and financial condition.

     4.30  Warranties and Indemnities. Schedule 4.30 sets forth a summary of all
           --------------------------
warranties and indemnities, express or implied, relating to products sold or services rendered by Seller, and no warranty or indemnity has been given by Seller which is not listed on Schedule 4.30 or which differs therefrom in any respect. Seller is in compliance with all warranties described in Schedule
4.30. Schedule 4.30 also indicates all warranty and indemnity claims currently pending against Seller.

     4.31  Fair Consideration; No Fraudulent Conveyance. The sale of the
           --------------------------------------------
Purchased Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration. Seller will not be rendered insolvent by the sale, transfer and assignment of the Purchased Assets pursuant to the terms of this Agreement. Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller to any of the Purchased Assets after the Closing.

     4.32  FDA Regulation.  None of Seller's existing products or products in
           --------------
development are subject to regulation by the U.S. Food and Drug Administration.

     4.33  Disclaimer. Except as expressly set forth in this Agreement, or in
           ----------
any document, certificate, instrument, Disclosure Schedule or other agreement furnished or to be furnished to Buyer pursuant to this Agreement, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS OR INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

     5.1  Organization and Qualification. Buyer is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware and Buyer has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Buyer Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Buyer Approvals would not, individually or in the aggregate, have a Material Adverse Effect. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect.

     5.2  Capitalization. As of the date hereof, the authorized capital stock of
          --------------
Buyer consists of (i) 25,000,000 shares of Buyer Common Stock of which 10,464,788 shares of Buyer Common Stock were issued and outstanding, and 2,150,000 shares of Buyer Common Stock were reserved for future issuance pursuant to outstanding employee stock options or other outstanding stock options and (ii) 3,000,000 shares of undesignated preferred stock, par value $.001 per share, of which none are issued or outstanding. Buyer has warrants to purchase an aggregate of 383,971 shares of Buyer Common Stock outstanding as of the date of this Agreement. All of the outstanding shares of Buyer Common Stock are, and all shares to be issued as part of the Purchase Price will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     5.3  Authorization of Agreement. Buyer has all requisite corporate power
          --------------------------
and authority to execute and deliver the Transaction Documents and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents and each instrument required hereby to be executed and delivered by it at the Closing, the performance of obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby. The Transaction Documents have been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery hereof by the Company, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, in each case except to the extent that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No other corporate proceedings are required by Buyer other than the approval of the Board of Directors of Buyer.

     5.4  Approvals. The execution and delivery of the Transaction Documents or
          ---------
any instrument required by the Transaction Documents to be executed and delivered by Buyer at the Closing do not, and the performance by Buyer of its respective obligations under the Transaction Documents or any instrument required by the Transaction Documents to be executed and delivered by Buyer at the Closing shall not require Buyer to obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, observe any waiting period imposed by, or require Buyer to make any filing with or notification to, any Governmental Entity, except for (A) compliance with applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or blue sky laws, (B) the filing of appropriate documents as required by the NASDAQ or (C) where the failure to obtain such consent, approvals, authorizations, licenses, waivers, qualifications, orders or permits, or to make such filings or notifications, would not have, in the aggregate, a Material Adverse Effect.

     5.5  No Violation. Assuming effectuation of all filings, notifications, and
          ------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or orders of Governmental Entities set forth in Section 5.4(A) or (B) above, the execution and delivery by Buyer of the Transaction Documents or any instrument required by the Transaction Documents to be executed and delivered by Buyer at the Closing do not, and the performance of the Transaction Documents by Buyer of its respective obligations under the Transaction Documents or any instrument required by the Transaction Documents to be executed and delivered by Buyer at the Closing will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Buyer, (ii) conflict with or violate any law, order or regulation in each case applicable to Buyer or by which its properties are bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties are bound or affected, except in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not (a) individually, or in the aggregate, have a Material Adverse Effect or (b) prevent or materially impair or delay the consummation of the Merger.

     5.6  Reports.
          -------

                    (a) As of the date of this Agreement, Buyer has timely filed all reports and schedules required to be filed with the SEC (collectively, the "Buyer SEC Reports") pursuant to the Exchange Act and the regulations promulgated thereunder. The Buyer SEC Reports were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the regulations promulgated thereunder and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Buyer SEC Report filed subsequently and prior to the date hereof.

                    (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in Buyer SEC Reports (i) complied in all material respects with applicable accounting requirements and the published regulations with respect thereto, (ii) were prepared in accordance with GAAP (except in the case of interim balance sheets, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of the Buyer at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

     5.7  Absence of Certain Changes or Events. Since December 31, 1998, Buyer
          ------------------------------------
has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect.

     5.8  Absence of Litigation. Except as set forth in the Buyer SEC Reports,
          ---------------------
there is no litigation pending, or to Buyer's knowledge, threatened against the Buyer, that have or would have a Material Adverse Effect on Buyer. Buyer is not subject to any outstanding claim or order other than as set forth in the Buyer SEC Reports, which, individually or in the aggregate, has, or in the future might have, a Material Adverse Effect on the business or results of operations of Buyer.

                                  ARTICLE VI.

                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

     Seller and Buyer each covenant with the other as follows:

     6.1  Further Assurances. Upon the terms and subject to the conditions
          ------------------
contained herein, the Parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) at the reasonable request of another Party, to execute and deliver any documents, instruments or conveyances of any kind which may be necessary, proper or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective commercially reasonable best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided,
                                                                  --------
however that Buyer shall not be required to make any payments, commence
-------
litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to give all notices to, and make all registrations and filings with third parties and Governmental Entities as may be required with respect to Seller or Buyer in connection with the transactions contemplated by this Agreement, and (D) to fulfill all conditions to this Agreement.

     6.2  No Solicitation. From the date hereof through the Closing or the
          ---------------
earlier termination of this Agreement, Seller shall not, and shall cause its shareholders and Representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage the submission of, or respond to any inquiries or proposals by, any person or entity (other than Buyer and its Representatives), concerning any sale of all or any portion of the Assets or Seller's business, or of any shares of capital stock of Seller, or any merger, consolidation, liquidation, dissolution or similar transaction involving Seller (each such transaction being referred to herein as a "Proposed Acquisition Transaction"), or (ii) participate
                         --------------------------------
in any negotiations with, or furnish any non-public information concerning Seller or its business, properties or assets to, any person or entity (other than Buyer and its Representatives), except to the extent necessary to comply with the Seller's fiduciary duties to its shareholders under the Texas Business Corporation Act. Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any Proposed Acquisition Transaction. Seller shall notify Buyer promptly (orally and in writing) if any offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer (if in writing) and shall disclose to Buyer all details of any inquiries, discussions or negotiations of the nature described in this Section 6.2. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

     6.3  Notification of Certain Matters.
          -------------------------------

               (a) From the date hereof through the Closing, Seller shall give prompt notice to Buyer of the occurrence, or failure to occur, of any event which would (a) cause any representation or warranty of Seller contained in this Agreement (including the Disclosure Schedule) that is qualified as to materiality or Material Adverse Effect to be untrue or inaccurate or any representation or warranty that is not so qualified to be untrue or inaccurate in any material respect, or (b) constitute or result in a default or breach by Seller or any of its Affiliates of any covenant, condition or agreement to be complied with or satisfied by it under this

Agreement; provided, however, that such disclosure shall not be deemed to cure
           --------  -------
any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be likely to have a Material Adverse Effect on Seller.

                    (b) From the date hereof through the Closing, Buyer shall give prompt notice to Seller of the occurrence, or failure to occur, of any event which would (a) cause any representation or warranty of Buyer contained in this Agreement that is qualified as to materiality or Material Adverse Effect to be untrue or inaccurate or any representation or warranty that is not so qualified to be untrue or inaccurate in any material respect, or (b) constitute or result in a default or breach by Buyer or any of its Affiliates of any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to
                --------  -------
cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Buyer shall promptly notify Seller of any default or the threat or commencement of any Action.

     6.4  Access; Investigation by Buyer.  Seller shall, and shall cause its
          ------------------------------
officers, directors, employees and agents to, afford Buyer and its Affiliates and Representatives, upon reasonable notice, full and complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records, Contracts and Leases of Seller, and shall furnish Buyer all financial, accounting, personnel, operating and other data and information (subject to applicable confidentiality obligations of Seller) as Buyer or its Affiliates or Representatives, may reasonably request, including, promptly upon request, furnishing an unaudited balance sheet and the related statements of income, retained earnings and cash flow to Buyer for each month from the date hereof through the Closing Date which financial statements shall be true and correct and in accordance with the Books and Records and shall accurately set forth the assets, Liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with GAAP consistently applied.

     6.5  Conduct of Business.  Except as contemplated by this Agreement, from
          -------------------
the date hereof through the Closing, Seller shall operate its business in the ordinary course of business in compliance with all applicable Regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, and shall not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, from the date hereof through the Closing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

                    (a) change or amend its Charter or Bylaws in any manner that would adversely affect Seller's ability to transfer the Assets to Buyer hereunder;

                    (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business, or take any action that would constitute a default under, or waive, release or assign any rights under, any Contract or Lease, or willingly allow or permit any of Seller's insurance policies to be suspended, impaired or canceled;

                    (c) sell, assign, transfer, convey, lease, license, mortgage, pledge or otherwise dispose of or grant or impose any Encumbrance on any of the Assets, including, without limitation, the Intellectual Property, or any interests therein, except in the ordinary course of business;

                    (d) create, incur or assume any Liability not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, in each case, except in the ordinary course of business;

                    (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Benefit Plan or policy; (ii) adopt, enter into or amend any Employee Benefit Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; (iii) fail to maintain all Employee Plans in accordance with applicable Regulations; or (iv) hire, terminate or discharge any employee or engage or terminate any consultant, except for the hiring of persons for whom offers of employment are outstanding on the date hereof as set forth on Schedule
                                                                        --------
6.5 or in the ordinary course of business;
---

                    (f) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities in the ordinary course of business, or discharge or satisfy any Encumbrance or pay any obligation or Liability other than in the ordinary course of business, or fail to collect its accounts receivable in the ordinary course of business;

                    (g) make or commit to make any capital expenditure in excess of $10,000 per item;

                    (h) merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

                    (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                    (j) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace inoperable, worn-out or obsolete or destroyed Assets in the ordinary course of business;

                    (k) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or as required by Buyer;

                    (l) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return (in which case, the written consent of Buyer shall not be unreasonably withheld), enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

                    (m) fail to comply in any material respect with all Permits and Regulations applicable to Seller or its business or to the Assets;

                    (n) commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where Seller in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Seller's business, provided that Seller consults with Buyer prior to the filing of such a suit;

                    (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of Seller set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in Article VIII not being satisfied;

                    (p) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.


     6.6  Employee Matters.
          ----------------

                    (a) Buyer shall extend offers of employment to each of Seller's employees identified on Schedule 6.6 (such employees are hereinafter
                                 ------------
referred to as the "Rehired Employees"), which offers shall be on terms and
                    -----------------
conditions which Buyer shall determine in its sole discretion but shall be substantially on the same terms of similarly situated employees of Buyer. Seller agrees to terminate the employment of all Rehired Employees immediately prior to the Closing and shall cooperate with and use reasonable efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment. Buyer shall credit Rehired Employees with their service with Seller for all purposes under the compensation and employee benefit plans of Buyer, except for the accrual of benefits under a defined benefit plan.

                    (b) Except as provided in Section 2.2, Seller shall be solely responsible for all of the Employee Benefit Plans and all obligations and liabilities thereunder, including, without limitation, any COBRA obligations (or similar continuation coverage obligations under any applicable state law), and Buyer shall not assume any of the Employee Benefit Plans or such obligation or liability thereunder.

                    (c) Any person who (i) is an employee of Seller on the Closing Date and (ii) is a Rehired Employee shall be eligible to receive stay and incentive bonuses of up to $500,000 within the one year following Closing based on the achievement of agreed upon milestones.

                    (d) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, nor shall anything herein restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees; provided however, that Buyer shall be obligated to pay the Rehired Employee's applicable stay bonus if such person is terminated without cause prior to the date such stay bonus would otherwise be payable.

                    (e)  Stock Options. Buyer shall offer each Rehired Employee
                         -------------
a stock option (the "Buyer Stock Options") for Buyer Common Stock for the amount of shares identified on Schedule 6.6.
                        ------------

                    (f)  Nasdaq Listing of Shares. Prior to the Escrow
                         ------------------------
Termination Date, Buyer shall cause the Escrow Shares to be listed on the Nasdaq National Market.

     6.7  State Securities Laws. Buyer shall take such steps as may be necessary
          ---------------------
to comply with the securities and "blue sky" laws of all jurisdictions which are applicable to the issuance of shares of Buyer Common Stock in connection with the purchase and sale of the Assets pursuant to this Agreement. Seller shall use its best efforts, to the extent commercially reasonable, to assist Buyer as may be necessary to comply with such securities and "blue sky" laws.

     6.8  Third Party Consents. Seller and Buyer shall use commercially
          --------------------
reasonable efforts to obtain, within the applicable time periods required, all required Consents, waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement so as to preserve all rights of, and benefits to, the Buyer in the Assets.

                                 ARTICLE VII.

                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as if made as of the Closing Date (except for (i) representations and warranties which by their terms are made as of a specific date, which shall be true and correct as of such date and (ii) changes contemplated by this Agreement), and all representations and warranties of Buyer that are not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date (except for (i) representations and warranties which by their terms are made as of a specific date, which shall be true and correct as of such date and (ii) changes contemplated by this Agreement), and Buyer shall have performed and satisfied in all material respects all of the agreements and covenants required to be performed or satisfied by Buyer prior to or on the Closing Date.

     7.2  No Actions or Court Orders. No temporary restraining order,
          --------------------------
preliminary or permanent injunction or other Court Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of, or questioning the validity or legality of, the transactions contemplated by this Agreement or limiting or restricting Buyer's conduct or operation of the business of Seller upon consummation of the transactions contemplated hereby shall have been issued, nor shall any Action brought by any Governmental Entity or any third party seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

     7.3  Consents; Regulatory Compliance and Approval. All consents, approvals
          --------------------------------------------
and waivers from, registrations and filings with and notices to Governmental Entities and other third parties necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver or make such registration or filing or give such notice would not have a material adverse effect upon Seller.

     7.4  Certificates. At the Closing, Buyer shall furnish to Seller a
          ------------
certificate of a duly authorized officer to the effect that each of the conditions set forth in Sections 7.1, 7.2 (to the extent Buyer is a party or is named therein) and 7.3 of this Agreement are satisfied in all respects and certifying as to the resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby.

     7.5  Transaction Documents. Buyer shall have executed the documents set
          ---------------------
forth in Section 3.2 of this Agreement to which it is a party and shall have executed the Assumption Agreement and the Ancillary Agreements.

     7.6  State Securities Laws. Buyer shall have received all permits and other
          ---------------------
authorizations required under the applicable securities and "blue sky" laws of all jurisdictions which are applicable to, and required prior to, the issuance of shares of Buyer Common Stock pursuant to Section 2.4(b) of this Agreement.

     7.7 Opinion of Counsel. Buyer shall have delivered to Seller an opinion of
         ------------------
Venture Law Group, outside counsel to Buyer, dated as of the Closing Date in form and substance customary for a transaction of this type and reasonably satisfactory to Seller, including an opinion regarding valid issuance of the Escrow Shares in the Transaction and the securities exemption of the issuance of the Escrow Shares to Seller.

     7.8  No Material Adverse Change. Since September 30, 1999, there shall not
          --------------------------
have been any Material Adverse Change in the condition (financial or otherwise), properties, business, results of operations, prospects, assets (including intangible assets), Liabilities or operations or results of operations of Buyer.

     7.9  Stock Option Agreements. Buyer shall have delivered and executed Stock
          -----------------------
Option Agreements to the Rehired Employees pursuant to Section 6.6(e).

     7.10 Registration Rights Agreement.  Buyer and Seller shall have entered
          -----------------------------
into a Registration Rights Agreement substantially in the form of Exhibit I hereto.


                                 ARTICLE VIII.

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1  Representations, Warranties and Covenants. All representations and
          -----------------------------------------
warranties of Seller contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as if made as of the Closing Date (except for (i) representations and warranties which by their terms are made as of a specific date, which shall be true and correct as of such date and (ii) changes contemplated by this Agreement), and all representations and warranties of Seller that are not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date (except for (i) representations and warranties which by their terms are made as of a specific date, which shall be true and correct as of such date and (ii) changes contemplated by this Agreement), and Seller shall have performed and satisfied in all material respects all of the agreements and covenants required to be performed or satisfied by Seller prior to or on the Closing Date.

     8.2  Consents; Regulatory Compliance and Approval. All Permits, consents,
          --------------------------------------------
approvals and waivers from governmental authorities and other parties necessary for the consummation of the transactions contemplated by this Agreement and for the operation of Seller's business by Buyer following the Closing (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained by Seller. Buyer shall be satisfied that all approvals required under any Regulations to consummate the transactions contemplated by this Agreement shall have been obtained and that the Parties shall have complied with all Regulations applicable to the Acquisition.

     8.3  No Actions or Court Orders. No temporary restraining order,
          --------------------------
preliminary or permanent injunction or other Court Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of, or questioning the validity or legality of, the transactions contemplated by this Agreement or limiting or restricting Buyer's conduct or operation of the business of Seller upon consummation of the transactions contemplated hereby shall have been issued, nor shall any Action brought by any Governmental Entity or any third party seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

     8.4   Opinion of Counsel. Seller shall have delivered to Buyer an opinion
           ------------------
of Andrews & Kurth, L.L.P., outside counsel to Seller, dated as of the Closing Date in form and substance customary for a transaction of this type and reasonably satisfactory to Buyer.

     8.5   Employment Agreements. Each of Thomas Giannulli, David Norton and
           ---------------------
Sylvia Roma shall have executed employment agreements substantially as set forth in Exhibit F, no notice of termination shall have been given by any of such
   ---------
persons, and such agreement shall be in full force and effect.

     8.6   No Material Adverse Change. Since September 30, 1999, there shall not
           --------------------------
have been any Material Adverse Change in the condition (financial or otherwise), properties, business, results of operations, prospects, assets (including intangible assets), Liabilities (other than Excluded Liabilities) or operations or results of operations of Seller.

     8.7   Certificates. At the Closing, Seller shall furnish to Buyer a
           ------------
certificate of a duly authorized officer to the effect that each of the conditions set forth in Sections 8.1, 8.2 and 8.3 (to the extent Seller is a party or is named therein) of this Agreement are satisfied in all respects and certifying as to the resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby.

     8.8   Conveyancing Documents; Transaction Documents. Seller shall have
           ---------------------------------------------
executed and delivered each of documents described in Section 3.2 of this Agreement so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer. Seller shall have executed the Ancillary Agreements to which Seller is a party.

     8.9   Release of Liens. Imperial Bank shall have unconditionally released
           ----------------
and terminated (in form and substance satisfactory to Buyer in its sole discretion) all Encumbrances on the Assets, rights or property of Seller in favor of such bank under the Bank Credit Facility or otherwise and shall have executed and delivered all documents, instruments and certificates, including, without limitation, all termination statements under the Uniform Commercial Code, necessary to evidence such release and termination.

     8.10  Tax Clearance Certificate. Seller shall provide Buyer with a
           -------------------------
clearance certificate or similar document(s) that may be required by any state taxing authority.

     8.11  Termination of Benefit Plans.  Seller shall have provided Buyer with
           ----------------------------
evidence, reasonably satisfactory to Buyer as to the termination of all Employee Benefit Plans and settlement of all payments owing by Seller relating to all Employees.

     8.12  Shareholder Approval. This Agreement and the transactions it
           --------------------
contemplates shall have been approved and adopted by such vote of the holders of the outstanding shares of Seller's capital stock entitled to vote thereon as is required to approve such transactions, and shall have otherwise been approved as required by law and the charter documents of Seller.

     8.13  Escrow Agreement. Buyer and Seller shall have entered into an Escrow
           ----------------
Agreement in substantially the form attached hereto as Exhibit G, and such
                                                       ---------
agreement shall remain in full force and effect.

     8.14  Bank Credit Agreement Modification. Buyer, Seller and Imperial Bank
           ----------------------------------
shall have entered into a modification agreement providing that Seller's total indebtedness to Imperial Bank is not more than $800,000, and such agreement shall remain in full force and effect.

     8.15  Provider Select Contract.  Seller shall have entered into a marketing
           ------------------------
agreement with Provider Select, Inc., and such agreement shall remain in full force and effect.

                                  ARTICLE IX.

                     RISK OF LOSS; CONSENTS TO ASSIGNMENT
                     ------------------------------------

     9.1  Risk of Loss. From the date hereof through the Closing Date, all risk
          ------------
of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable, but in any event within five (5) calendar days, after discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition, in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the Parties or (c) terminating this Agreement in accordance with Section 11.1 hereof. If Buyer accepts such Assets, then, after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

     9.2  Consents to Assignment. Anything in this Agreement to the contrary
          ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach, default, acceleration, termination or cancellation by such third party or otherwise. Nothing in this
Section 9.2 shall affect any of Buyer's rights to terminate this Agreement pursuant to Section 11.1 hereof.

                                  ARTICLE X.

                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                 ---------------------------------------------

     10.1  Collection of Accounts Receivable and Letters of Credit. At the
           -------------------------------------------------------
Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

     10.2  Books and Records; Tax Matters.
           ------------------------------

               (a) Seller agrees that it will cooperate with and make available to Buyer, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10.2(a) shall be subject to the terms of Section 10.10 of this Agreement.

               (b) Seller and Buyer shall each (i) provide the other Party with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) retain and provide the other with any records or other information that may be reasonably necessary to such return, audit or examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy the same.

               (c) Following the Closing Date, Seller shall pay promptly when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other Assumed Liabilities; provided, however, this covenant shall not
                                  --------  -------
apply to that portion (or all) of any debt that Seller is contesting in good faith.

     10.3  Survival of Representations, Etc. All of the representations,
           --------------------------------
warranties, covenants and agreements of Seller and Buyer contained in this Agreement and the other Transaction Documents or in any exhibit to this Agreement or in the Disclosure Schedule or in any certificate, instrument or other document delivered by Seller pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) one (1) year following the Closing; provided that
                                                    --------
representations, warranties, covenants and agreements relating to Taxes shall survive until thirty (30) days after expiration of all applicable statutes of limitations relating to such Taxes. Each Party hereto shall be entitled to rely upon the representations and warranties of the other Party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a Party in respect of any Claim made by such Party in a writing received by the other Party prior to the expiration of the applicable survival period provided herein.

     10.4  Escrow and Indemnification.
           --------------------------

                    (a) All covenants to be performed prior to the Closing Date, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and continue until December 8, 2000 (the "Escrow Termination Date"); provided that if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the Escrow Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims, and provided further that representations, warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes. All covenants to be performed after the Closing date shall continue indefinitely.

                    (b) As soon as practicable after the Closing Date, the Escrow Consideration shall be registered in the name of, and be deposited with, the Escrow Agent, such deposit to constitute the escrow fund (the "Escrow Fund")
                                                                   -----------
and to be governed by the terms set forth herein and in the Escrow Agreement. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the stockholders of the Seller pursuant to
Section 8.3 and in accordance with the Escrow Agreement. Buyer shall have no recourse for financial Damages hereunder other than from the Escrow Fund, except in the event of fraud or willful misconduct by Seller.

                    (c) Seller shall indemnify, save and hold harmless Buyer, its Affiliates and subsidiaries, and its and their respective Representatives (the "Indemnified Parties" and
      -------------------
each, an "Indemnified Party"), from and against any and all Damages incurred in
          -----------------
connection with, arising out of, resulting from or incident to:


                              (i)   any misrepresentation or breach of any
warranty in connection with any of the surviving representations and warranties given or made by Seller in this Agreement and in the other Transaction Documents or in the Disclosure Schedule or any other related agreement or any exhibit to this Agreement;

                              (ii)  any breach of any covenant or agreement by
Seller contained in this Agreement and in the other Transaction Documents or in the Disclosure Schedule or any other related agreement or any exhibit to this Agreement;

                              (iii) any and all Damages suffered or incurred by
Buyer by reason of or in connection with any claim or cause of action of any third party or Governmental Entity to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller or violation of law or governmental order, judgment or decree occurring or existing prior to the Closing Date;

                              (iv)  any Liability (other than Assumed
Liabilities) imposed upon Buyer by reason of Buyer's status as transferee of Seller's business or the Assets;

                              (v)   any and all amounts which become payable to
any employee of Seller pursuant to any severance or "change in control" plan or agreement implemented or executed by Seller prior to the Closing Date; or

                              (vi)  any Excluded Liabilities, including, without
limitation, any Liabilities arising from Seller's operation of its business prior to the Closing, or Excluded Assets.

Notwithstanding any other provisions of this Section 10.4, Seller shall not be required to indemnify Buyer for any Damages until the aggregate amount of all such Damages exceeds $100,000 (the "Threshold"), whereupon the Seller shall be required to indemnify the Buyer for the full amount of such Damages without deduction. For purposes of this Agreement, "Damages" shall mean, individually
                                            -------
and collectively, all costs, losses (including, without limitation, diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. As used in this Section 10.4, the term "Damages" is not limited to matters asserted by third parties against an Indemnified Party, but includes Damages incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such party is indemnified hereunder shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer pursuant to this
Section 10.4 shall not limit any other rights, including, without limitation, rights of contribution which Seller may have under applicable law.

                    (d)  Escrow Period. Subject to the following requirements,
                         -------------
the Escrow Fund shall remain in existence until the Escrow Termination Date (the "Escrow Period"). Upon the expiration of the Escrow Period, the Escrow Fund
 -------------
shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Buyer, subject to the objection of Seller and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller all Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims.

                    (e)  Distributions; Voting.
                         ---------------------

                         (i)    Any shares of Buyer Common Stock or other equity
securities issued or distributed by Buyer (including shares issued upon a stock split) ("New Shares") in respect of the Escrow Shares that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be retained in escrow pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Escrow Shares. Such dividends will become part of the Escrow Fund and will be available to satisfy Damages. Seller shall pay any taxes on such dividends.


                         (ii)   Seller shall have voting rights with respect to
the Escrow Shares (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of Seller and shall promptly deliver copies of all proxy solicitation materials to Seller. Buyer shall show the Buyer Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

                         (iii)  Method of Asserting Claims. All claims for
                                --------------------------
indemnification by Buyer or any other Indemnified Person pursuant to this
Section 10.4 shall be made in accordance with the provisions of the Escrow Agreement.

     10.5  Maintenance of Insurance. Seller shall deliver to Buyer certificates
           ------------------------
of insurance or binders reasonably satisfactory to Buyer, issued by one or more insurance carriers reasonably satisfactory to Buyer, evidencing fully paid and non-cancelable general liability insurance coverage with respect to claims arising out of events or occurrences on or prior to the Closing Date (whether or not reported), in amounts not less than the amounts maintained by Seller on the date of this Agreement. Such insurance coverage shall name Buyer as an additional insured.

     10.6  Covenant Not to Compete.
           -----------------------

                    (a) Seller agrees that for a period of two (2) years after the Closing Date, Seller shall not, unless acting in accordance with Buyer's prior written consent, shall, directly or indirectly:

                         (i)   own, manage, join, operate or control, or
participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which produces, designs, conducts research on, provides, sells, distributes or markets products, goods, equipment or services which, directly or indirectly, competes with the business being acquired by Buyer pursuant to this Agreement (a "Restricted Business").

                         (ii)  solicit, canvass, induce or encourage directly or
indirectly any employee of Buyer to leave the employment of Buyer;

                         (iii) solicit, canvass, approach or accept any offer
from any person or entity who was at any time during the two (2) years immediately preceding the Closing Date a customer or supplier of Seller's business with a view to establishing a relationship with or obtaining the patronage of that person or entity in a Restricted Business;

                         (iv)  interfere or seek to interfere, directly or
indirectly, with any relationship between Buyer and any client, customer, employee or supplier of Seller's business.

                    (b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 10.6 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

                    (c)  If any prohibition or restriction contained in clause
(a) of this Section 10.6 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

                    (d)  Seller acknowledges that (i) the provisions of this
Section 10.6 are reasonable and necessary to protect the legitimate interests of Buyer, and (ii) any violation of this Section 10.6 hereof will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, Seller agrees, without limiting the generality of Section 11.11 of this Agreement, that if Seller violates the provisions of this Section 10.6, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     10.7 Additional Shares of Buyer Common Stock.  If either Jeffrey Brown or
          ---------------------------------------
Michael Singer's employment with the Company is terminated on or before the six-month anniversary of the Closing Date, with or without cause, voluntarily or involuntarily (other than for death or disability or following a Change of Control (as defined in Michael Singer's employment agreement with Buyer) of Buyer), Buyer shall, upon the six-month anniversary of the Closing Date, issue to Seller an additional number of shares of Buyer Common Stock equal to the sum of: (a) 25,000 multiplied by a fraction, the numerator of which is the difference between six and the number of full months between the Closing Date and the date of termination of employment of Mr. Brown and the denominator of which is six and (b) 25,000 multiplied by a fraction, the numerator of which is the difference between six and the number of full months between the Closing Date and the date of termination of employment of Mr. Singer and the denominator of which is six. Such shares shall not be subject to the terms of the Escrow Agreement, but shall be considered Registrable Securities pursuant to the Registration Right Agreement.

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

     11.1 Termination.
          -----------

          (a)  Termination.  This Agreement shall automatically terminate if the
               -----------
Closing has not occurred on or prior to December 31, 1999. In addition, this Agreement may be terminated at any time prior to the Closing:

               (i)   by mutual written consent of Buyer and Seller;

               (ii) by Buyer or Seller by giving written notice if the Closing shall not have occurred on or before December 31, 1999; provided however, that
                                                        -------- -------
the right be available any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

               (iii) by either Buyer or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and all appeals with respect to such order, decree, ruling or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired; or

               (iv) by Buyer upon written notice if there is a material breach of any representation or warranty of Seller set forth in Article IV hereof or any covenant or agreement to be performed or complied with by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or could result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided, however, that Buyer may
                                           --------  -------
only terminate this Agreement pursuant to this Section 11.1(a)(iv) if, within ten (10) business days following written notice thereof, such failure shall not have been cured; or

               (v) by Seller upon written notice if there is a material breach of any representation or warranty of Buyer set forth in Article V hereof or any covenant or agreement to be performed or complied with by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or could result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided, however, that Seller may only terminate this Agreement pursuant
      --------  -------
to this Section 11.1(a)(v) if, within ten (10) business days following written notice thereof, such failure shall not have been cured; or

               (b) If the Closing does not occur, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the Party incurring such expense; provided, that if the Closing occurs, then Buyer shall pay the reasonable fees and expenses of Seller's legal counsel not to exceed $50,000 in the aggregate and reasonable fees and expenses of Seller's accountants not to exceed $30,000 in the aggregate; provided, further, that if
                                                    --------  -------
the Closing fails to occur as the result of the failure of the shareholders of Seller to approve this Agreement then (i) Seller shall reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants, legal counsel and financial printers), (ii) Seller shall promptly pay to Buyer the sum of $200,000 and (iii) all principal amounts (plus accrued interest) of any indebtedness of Seller to Buyer shall become immediately due and payable, notwithstanding the terms of such indebtedness; and provided, further, that if
                                                    --------  -------
Seller enters into an agreement with any third party relating to any merger or consolidation of Seller, the dissolution of Seller or the acquisition (through license or otherwise) of a material part of the assets of or any equity interests in Seller, then (i) Seller shall reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants, legal counsel and financial printers), (ii) Seller shall promptly pay to Buyer the sum of $1,250,000 and
(iii) all principal amounts (plus accrued interest) of any indebtedness of Seller to Buyer shall become immediately due and payable, notwithstanding the terms of such indebtedness.

     11.2 Assignment; No Third Party Beneficiaries. Neither this Agreement nor
          ----------------------------------------
any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not confer any right, benefit or remedies upon any person as a third party beneficiary or otherwise other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Section 10.4 of
                       --------  -------
this Agreement with respect to indemnification are intended for the benefit of the Indemnified Parties as contemplated therein.

     11.3 Notices. All notices, requests, demands and other communications
          -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ---
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent as follows:

          If to Seller, to:

               Physix, Inc.
               Two Greenway Plaza, Suite 610
               Houston, Texas 77046
               Attention:  Its President

          with a copy to:

               Andrews & Kurth, L.L.P.
               2170 Buckthorne, Suite 150
               The Woodlands, Texas 77380
               Attention:  Jeff Harder, Esq.

          If to Buyer, to:

               Data Critical Corporation
               19820 North Creek Parkway, Suite 100,
               Bothell, Washington 98011
               Attention:  Its President

          with a copy to:

               Venture Law Group
               4750 Carillon Point
               Kirkland, Washington 98033
               Attention: Craig Sherman, Esq.

or to such other place and with such other copies as either Party may designate by written notice to the other Party. Notwithstanding the foregoing, any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

     11.4  Choice of Law; Venue. This Agreement shall be construed, interpreted
           --------------------
and the rights of the parties determined in accordance with the laws of the State of Washington (without reference to choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts located in King County, Washington.

     11.5  Entire Agreement; Amendment and Waiver. This Agreement, the
           --------------------------------------
Transaction Documents, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. At any time prior the Closing Date, any Party may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations of the other Party; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and
(c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. No waiver shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant.

     11.6  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7  Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, that, this Agreement shall not then substantially deprive any Party of the bargained-for performance of any other Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.8  Headings. The titles, captions or headings of the Articles and
           --------
sections herein are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

     11.9  Press Releases and Public Announcement. Seller shall not issue any
           --------------------------------------
press release or make any public disclosure relating to the subject matter of this Agreement without the prior written approval of Buyer, which written approval shall not be unreasonably withheld; provided, however, that Seller may
                                             --------  -------
make any public disclosure it believes in good faith is required by law or regulation (in which case Seller shall advise Buyer and provide Buyer with a copy of the proposed disclosure prior to making the disclosure).

     11.10 Cumulative Remedies. All rights and remedies of either Party hereto
           -------------------
are cumulative with, and not exclusive of, any other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.11  Specific Performance; Attorneys' Fees. The Parties acknowledge and
            -------------------------------------
agree that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the Parties hereunder shall be specifically enforced in accordance with the terms of this Agreement. If any Party brings an action to enforce its rights under this Agreement, including, without limitation, for specific performance, the prevailing Party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     11.12  Construction. The Parties agree that they have been represented by
            ------------
counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     11.13  Incorporation of Exhibits and Disclosure Schedule. The exhibits and
            -------------------------------------------------
Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14  Confidentiality. The Parties acknowledge that the transaction
            ---------------
described in this Agreement is of a confidential nature and shall not be disclosed to any person other than any consultant, advisor, Representative or Affiliates of either such Party, or as required by law, until such time as a public announcement regarding the transaction is made as provided in Section
11.9 of this Agreement.

                            [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.



                              PHYSIX, INC., a Texas corporation


                              By: /s/ Tom Giannulli
                                  ----------------------------
                              Name:   Tom Giannulli
                                   ---------------------------
                              Title:  CEO / President
                                    --------------------------


                              DATA CRITICAL CORPORATION,
                              a Delaware corporation


                              By: /s/ Jeffrey S. Brown
                                  ----------------------------
                              Name:   Jeffrey S. Brown
                                    --------------------------
                              Title:  President / CEO
                                     -------------------------



                      [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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